                                                                    EXHIBIT 99.1

                  [LETTER HEAD OF NATIONAL DECISIONS SYSTEMS]

                  CONSENT OF NATIONAL DECISION SYSTEMS, INC.


To: The Board of Directors of PrivateBancorp, Inc.

We hereby consent to the reference to us and to the use of certain forecasted and projected demographic data provided by us for the years 1990, 1998 and 2003 in the Prospectus constituting a portion of this Registration Statement.

By giving this consent, we do not concede that we are experts for purposes of
Section 7(a) of the Securities Act of 1933, as amended.

                                           Sincerely,

                                       /s/ National Decision Systems

                                           National Decision Systems, Inc.

dated as of June 25, 1999